LLC INTERESTS

NUMBER

MIC-



LLC INTERESTS

SHARES

MACQUARIE INFRASTRUCTURE COMPANY LLC

CREATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 556088 10 5

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE LIMITED LIABILITY COMPANY INTERESTS

MACQUARIE INFRASTRUCTURE COMPANY LLC

CERTIFICATE OF STOCK

transferable on the books of the Company by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Each LLC Interest evidenced by this Certificate represents one Limited Liability Company Interest in the Company. Each LLC Interest has such relative rights and preferences as are set forth in the Third Amended and Restated Operating Agreement of the Company, as amended from time to time.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officer.

DATED:

MACQUARIE INFRASTRUCTURE COMPANY LLC LIMITED LIABILITY COMPANY SEAL 2004 DELAWARE

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK MELLON
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE